Press Release	Source: Sport Supply Group, Inc

Sport Supply Group Announces Conference Presentation Schedule

Wednesday February 13, 11:28 am ET

DALLAS—(BUSINESS WIRE)—Sport Supply Group, Inc (AMEX: RBI — News) today announced its investor conference presentation schedule for the Spring of 2008.

The Company is scheduled to present at the Roth Capital 20th Annual Growth Stock Conference on February 20, 2008 at the Ritz-Carlton Laguna Niguel in Dana Point, CA, and at the Credit Suisse 10th Annual Global Services Conference on February 25, 2008 at the Arizona Biltmore Hotel and Spa in Phoenix, AZ.

The Company is also scheduled to present at the Seventh Annual JMP Securities Research Conference to be held May 19-21, 2008 at the Ritz-Carlton in San Francisco, CA.

About Sport Supply Group

Sport Supply Group Inc. is the nation’s leading marketer, manufacturer and distributor of sporting goods and branded team uniforms to the institutional and team sports market. The Company markets via 3 million direct catalogs, a 40-man telesales team, 197 direct sales professionals and a family of company-controlled websites.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the Company’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions due to the threat of future terrorist activity or otherwise, the ability to successfully complete integration related activities, actions and initiatives by current and potential competitors, and certain other additional factors described in the Company’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact:
Sport Supply Group, Inc.
Adam Blumenfeld, 972-243-0879

Source: Sport Supply Group, Inc